Exhibit 10.27

SEVENTH AMENDMENT TO THE EXPONENT, INC. 401(k) SAVINGS PLAN

(AS AMENDED AND RESTATED JANUARY 2, 1999)

WHEREAS, Exponent, Inc. (the “Company”) adopted an amended and restated 401(k) Savings Plan effective January 2, 1999 (the “Plan”); and

WHEREAS, certain amendments to the Plan are desired to permit non-spouse beneficiaries of deceased participants to roll over their death benefits to an eligible retirement plan pursuant to the Pension Protection Act of 2006;

WHEREAS, the Company wishes to amend the Plan to permit participants to make after-tax Roth contributions to the Plan; and

WHEREAS, the Company retains the right to amend the Plan under Section 11.1(a) thereof; and

WHEREAS, pursuant to Section 11.1(b) of the Plan, the Company has delegated to the Plan’s administrative committee the authority to adopt amendments that are designed to bring the Plan into compliance with applicable law, designed to ensure the continued tax-qualified status of the Plan or do not have a significant financial impact on the Company;

NOW, THEREFORE, effective as of January 1, 2007, except as otherwise provided, the Plan is amended as follows:

1. The phrase “and Section 6 of Appendix E” in the second set of parentheses in subsection (c)(i) of Section 6.8 Commencement of Distributions shall be deleted.

2. Section 6.10(a) Definitions shall read in full as follows:

(a)	Definitions.

(i) Direct Rollover. “Direct Rollover” means an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan for the benefit of a Distributee.

(ii) Distributee. “Distributee” means a Participant, a Surviving Spouse of a deceased Participant, or a Spouse entitled to payment under a Qualified Domestic Relations Order. In addition, a Participant’s non-spouse Beneficiary is a Distributee with regard to the interest of a deceased Participant.

(iii) Eligible Retirement Plan. “Eligible Retirement Plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee’s eligible rollover distribution. An “Eligible Retirement Plan” also means an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of “Eligible Retirement Plan” also applies in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 7.7(iii) of the Plan. However, in the case of an Eligible Rollover Distribution made with respect to a non-spouse Beneficiary, an “Eligible Retirement Plan” shall mean an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) established for the purpose of receiving a distribution on behalf of the Participant’s or former Participant’s designated non-spouse Beneficiary.

(iv) Eligible Rollover Distribution. “Eligible Rollover Distribution” means any distribution of all or any portion of the balance credited to the Account of a Distributee, except that an Eligible Rollover Distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; (B) any distribution to the extent such distribution is required under Code Section 401(a)(9); (C) the portion of any distribution that is not includable in gross income; and (D) any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) (and the Participant may not elect to have any portion of such a hardship distribution paid directly to an Eligible Retirement Plan).

3. Section 6 Direct Rollovers of Plan Distributions in Appendix E EGTRRA Changes is deleted in its entirety and the remaining Sections of Appendix E and all references thereto are renumbered accordingly.

4. Effective as of January 1, 2008, Appendix F Roth Salary Deferral Contributions, attached hereto in its entirety, is appended to the Plan.

IN WITNESS WHEREOF, the Company has caused this Seventh Amendment to the Plan to be executed by its duly authorized officer.

Dated: June 7, 2007	EXPONENT, INC.

	By:	/s/ Richard L. Schlenker
	Title:	Chief Financial Officer & Corporate Secretary

APPENDIX F

ROTH SALARY DEFERRAL CONTRIBUTIONS

This Appendix F is adopted to authorize Roth 401(k) contributions to the Plan pursuant to Code Section 402A and applicable Treasury Regulations. Except as otherwise provided, this Appendix F shall be effective as of January 1, 2008. This Appendix F shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Appendix F.

SECTION 1. GENERAL PROVISIONS

1.1 The Plan will accept Roth Salary Deferral Contributions made on behalf of Participants on or after January 1, 2008. A Participant’s Roth Salary Deferral Contributions will be allocated to a separate account maintained for such contributions as described in Section 2 below.

1.2 Unless otherwise stated below, Roth Salary Deferral Contributions will be treated as Salary Deferral Contributions for all purposes under the Plan.

SECTION 2. SEPARATE ACCOUNTING

2.1. Contributions and withdrawals of Roth Salary Deferral Contributions will be credited and debited to the Roth Salary Deferral Contributions Account maintained for each Participant.

2.2. The Plan will maintain a record of the amount of Roth Salary Deferral Contributions in each Roth Participant’s Salary Deferral Contributions Account.

2.3. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Salary Deferral Contributions Account and the Participant’s other Accounts under the Plan.

2.4. No contributions other than Roth Salary Deferral Contributions and properly attributable earnings will be credited to each Participant’s Roth Salary Deferral Contributions Account.

SECTION 3. DIRECT ROLLOVERS

3.1. Notwithstanding Section 6.10 of the Plan, a direct rollover of a distribution from a Roth Salary Deferral Contributions Account under the Plan will only be made to: (a) another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1); or (b) a Roth IRA described in Code Section 408A, and in the case of both subparagraphs (a) and (b), only to the extent the rollover is permitted under the rules of Code Section 402(c).

3.2. Notwithstanding Section 4.6 of the Plan, the Plan will accept a rollover contribution to a Roth Salary Deferral Contributions Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

3.3 Eligible rollover distributions from a Participant’s Roth Salary Deferral Contributions Account are taken into account in determining whether the total amount of the Participant’s Account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

SECTION 4. CORRECTION OF EXCESS CONTRIBUTIONS

For purposes of the ADP test set forth in Section 5.5 of the Plan and the return of excess Salary Deferral Contributions under Section 5.5(d), distribution of Salary Deferral Contributions that are excess contributions shall be made first from the Participant’s Salary Deferral Contributions Account, to the extent pre-tax Salary Deferral Contributions were made for the year, and then from the Participant’s Roth Salary Deferral Contributions Account.

SECTION 5. INVESTMENTS

A Participant may direct the investment of his Roth Salary Deferral Contributions Account among the investment options provided under the Plan in the manner provided by the Plan Administrator, subject to such limitations as the Plan Administrator may impose. In the event that a Participant does not direct the investment of his Roth Salary Deferral Contributions Account, such Account shall be invested in the same manner as the Participant’s Salary Deferral Contributions Account.

SECTION 6. WITHDRAWALS

A Participant may make separate withdrawal elections for his Roth Salary Deferral Contributions Account and his Salary Deferral Contributions Account.

SECTION 7. DEFINITION OF ROTH SALARY DEFERRAL CONTRIBUTIONS

“Roth Salary Deferral Contributions” shall mean contributions that are:

5.1 Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth elective deferral that is being made in lieu of all or a portion of the Salary Deferral Contributions the Participant is otherwise eligible to make under the Plan; and

5.2 Treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.